                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                             Summit Technology Inc.
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                            SUMMIT TECHNOLOGY, INC.
                                21 HICKORY DRIVE
                               WALTHAM, MA 02154

Dear Shareholder:

     It is a pleasure to invite you to your Company's 1997 Annual Meeting on Wednesday, June 25, beginning at 9:00 a.m. local time, at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts. This will be Summit Technology's ninth Annual Meeting of Shareholders and it marks a time of important transition for the Company and its investors. I hope that those who find the time and place convenient will attend the meeting.

     Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations.

     Thank you for your interest.

                                          Sincerely,

                                          [FACSIMILE SIGNATURE TO COME]
                                          ROBERT J. PALMISANO
                                          Chief Executive Officer

                            SUMMIT TECHNOLOGY, INC.
                                21 HICKORY DRIVE
                               WALTHAM, MA 02154
                            ------------------------

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     A Special Meeting in Lieu of 1997 Annual Meeting of Stockholders ("Meeting") of Summit Technology, Inc. ("Company") will be held at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, on Wednesday, June 25 at 9:00 A.M. to consider and act upon the following matters:

          1. To elect one director to serve for a three-year term;

          2. To approve the Company's 1997 Stock Option Plan;

          3. To amend the Company's Articles of Organization and By-Laws to increase the number of directors from five to seven; and

          4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments of the Meeting.

     Stockholders of record at the close of business on April 28, 1997 are entitled to receive notice of and to vote at the Meeting.

     All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors

                                          PETER E. LITMAN, Clerk

May 1, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                            SUMMIT TECHNOLOGY, INC.
                                21 HICKORY DRIVE
                               WALTHAM, MA 02154
                            ------------------------

                 PROXY STATEMENT FOR SPECIAL MEETING IN LIEU OF
                      1997 ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 25, 1997
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Summit Technology, Inc. ("Company") for use at the Special Meeting in Lieu of 1997 Annual Meeting of Stockholders ("Meeting") to be held on June 25, 1997 and at any adjournments thereof. Each signed and returned proxy will be voted in accordance with the instructions, if any, of the stockholder(s) executing such proxy. If a stockholder attends the Meeting and votes in person, his or her proxy will not be counted. A signed proxy may be revoked at any time before it is exercised in person or by giving written notice of revocation to the Clerk of the Company at the above address.

     The Board of Directors (hereinafter sometimes referred to as the "Board") has fixed April 28, 1997 as the record date for determining the stockholders
entitled to vote at the Meeting. On that date there were           shares of
common stock, $.01 par value ("Common Stock"), of the Company issued, of which were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

     This Proxy Statement and the accompanying proxy card and Annual Report are
being mailed to stockholders on or about May   , 1997.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     The Company's Articles of Organization and By-Laws fix the number of directors at five and provide for the election of directors to staggered, three-year terms. One director will be elected at this Meeting for a term ending at the annual meeting of stockholders for the year 2000 (and until his successor is elected and qualified). The Board has nominated Richard F. Miller for re-election as a director.

     Unless otherwise instructed, the persons named in the proxy will vote to elect such nominee as a director. Although the Board does not contemplate that the nominee will be unavailable to serve as a director, if for some reason the nominee is unable to serve, the enclosed proxy will be voted for such substituted nominee(s), if any, as may be designated by the Board.

     The following information summarizes the recent business experience and qualifications of the nominee:

     Mr. Miller was elected to the Board in June 1988 and was re-elected in 1994 for a three year term expiring in 1997. Since August, 1994, Mr. Miller has served as an investment executive with First Albany Corporation, a financial services firm. From 1991 through August, 1994 Mr. Miller was a private investor, and prior to that was an investment banker employed by Tucker, Anthony & R.L. Day, Inc., from 1979 to 1991, where he last held the position of first vice president.

     The re-election of Mr. Miller requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to notice of and to vote at the Meeting. See "Voting Procedures" for a discussion of the method by which votes, including abstentions and broker non-votes, will be tabulated. If no candidate is elected, Mr. Miller will continue to serve as a director until a successor is elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF MR. MILLER AS A DIRECTOR.

                              PROPOSAL NUMBER TWO

                       APPROVAL OF 1997 STOCK OPTION PLAN

     The Company's 1987 Stock Option Plan expired by its terms on March 18, 1997 and the Board has replaced it with the 1997 Stock Option Plan (the "Plan"). The Plan is designed to advance the Company's interests by enhancing its ability to attract and retain employees and others in a position to make significant contributions to the success of the Company through ownership of shares of Common Stock. A total of 1,500,000 shares of Common Stock have been reserved for issuance under the Plan, subject to adjustment for stock dividends and similar events. The Plan was adopted by the Board of Directors on March 19, 1997, subject to stockholder approval. Stockholders are being requested to approve the Plan at the Meeting. The following summary of the Plan is qualified in its entirety by the full text of the Plan that appears as Exhibit A attached to this Proxy Statement.

GENERAL

     The Plan is administered by the Board, which may delegate some or all of its powers with respect to the Plan to a Board committee. Under the plan, the Board may grant stock options (both incentive stock options and nonstatutory options) and stock appreciation rights (SARs) to employees of the company and its subsidiaries and other persons or entities who, in its opinion, are in a position to make a significant contribution to the success of the Company. The number of employees of the Company (including subsidiaries) as of March 19, 1997 was approximately 519. The closing price of the Common Stock on the NASDAQ National Market System on such date was $7.25.

     Stock Options. The exercise price of an incentive stock option (ISO) granted under the Plan may not be less than 100% (110% in the case of ten percent shareholders) of the fair market value of the Common Stock at the time of grant. The exercise price of a nonstatutory option granted under the Plan is determined by the Board. The Board sets the term of each option, which cannot exceed ten years from grant (five years from grant in the case of an incentive stock option granted to a ten percent shareholder), and specifies the time or times each option will be exercisable. The exercise price may be paid in cash or check acceptable to the Company. Subject to certain additional limitations, the Board may also permit the exercise price to be paid by tendering shares of Common Stock, by using a promissory note, by delivering to the Company an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

     Stock Appreciation Rights (SARs). Stock appreciation rights ("SARS") may be granted either alone or in tandem with stock option grants. Each SAR entitles the participant, in general, to receive upon exercise the excess of a share's fair market value at the date of exercise over the share's fair market value on the date the SAR was granted. The Plan also provides for SARs entitling the participant, upon exercise, to receive an amount based on certain other measures, including SARs that entitle the recipient to receive, following a change in control of the Company as determined by the Board, an amount measured by specified values or averages of values prior to the change in control. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

     Except as the Board may otherwise provide, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less) and options and SARs not then exercisable will terminate. In the case of termination of a participant's association with the Company for reasons other than death, except as the Board may otherwise provide, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less).

     Options and SARs are transferable only by will or the laws of descent and distribution, except as the Board may otherwise provide.

     In the case of certain mergers, consolidations or other transactions in which the Company is acquired or liquidated, or its assets are sold, all outstanding awards will terminate. Prior to such termination, however, all outstanding awards will become exercisable unless the Board arranges for assumption of the awards by any surviving corporation.

     The Board may discontinue granting awards under the Plan at any time. The Board may also amend the Plan for any purpose permitted by law, but no amendment may adversely affect the rights of any participant under any award previously granted.

FEDERAL INCOME TAX CONSEQUENCES

     The Corporation is advised that under the federal income tax laws as now in effect, the income tax consequences associated with stock options awarded under the Plan are, in summary, as follows:

     Incentive Options. An optionee realizes no ordinary taxable income upon the grant or exercise of an ISO. If the optionee does not dispose of shares issued pursuant to the exercise of an ISO within two years from the date of grant or within one year after the transfer of such shares to the optionee, then
(a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss allowed for tax purposes will be long-term capital loss, and (b) no deduction will be allowed to the Company. The exercise of an ISO will, however, increase the optionee's alternative minimum taxable income and may result in alternative minimum tax liability for the optionee.

     If the optionee disposes of shares of Common Stock acquired upon the exercise of an ISO prior to the expiration of the two-year or one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Any further gain recognized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules may apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock. A disqualifying disposition will eliminate the alternative minimum taxable income adjustment associated with the exercise of the ISO if it occurs in the same calendar year as the year in which the adjustment occurred.

     If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment, in the case of termination by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of the optionee. Options otherwise qualifying as ISOs will also be treated for federal income tax purposes as nonstatutory options to the extent they (together with other ISOs held by the optionee) first become exercisable in any calendar year for shares having a fair market value, determined at the time of the option grant, exceeding $100,000.

     Nonstatutory Options. With respect to nonstatutory options under the Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, an optionee realizes ordinary income, subject (in the case of options granted to an employee) to withholding, in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and a corresponding deduction will be available to the Company, and (b) any gain or loss recognized upon a later sale is treated as capital gain or loss, either short-term or long-term, depending on the applicable holding period for the sale.

     Certain Limitations. Section 162(m) of the Internal Revenue Code limits to $1 million the deduction a public corporation may claim for remuneration paid to any of its five top officers, subject to a number of exceptions and special rules. Eligible performance-based compensation is exempt from this limit. The Company intends that compensation associated with the exercise of stock options (and SARs) awarded under the Plan will qualify for this performance-based exemption.

     The Internal Revenue Code also limits the amount of compensation that may be paid without penalty in connection with a change in control. In general, if the total of an individual's change-in-control related compensation equals or exceeds three times his or her average annual taxable compensation (determined, in general, over the five calendar year period preceding the calendar year in which the change in control occurs), change-in-control related payments in excess of that annual average are nondeductible to the Company and subject to an additional 20% tax on the recipient. In making this determination, some portion or all of the value of options and other awards granted or accelerated in connection with a change in control may be required to be taken into account.

     The foregoing discussion is provided for the information of stockholders and does not purport to be a complete description of the federal tax consequences in respect of transactions under the Plan, nor does it describe state or local tax consequences.

     The following chart summarizes, as of the date hereof, the number of Plan options that the Board has voted to grant upon shareholder approval of the Plan:

                               NEW PLAN BENEFITS

                             1997 STOCK OPTION PLAN

                                                                  DOLLAR     NUMBER OF SHARES
                         NAME AND POSITION                       VALUE($)    OF COMMON STOCK
     ----------------------------------------------------------  ---------   ----------------
     Robert J. Palmisano, Director and Chief Executive
       Officer.................................................      *            300,000
     All Executive Officers as a group.........................      *            300,000

---------------

* The dollar value of these benefits is not yet determinable.

     The Board believes that the adoption of the Plan will promote the interests of the Company and the stockholders and enable the Company to attract, retain and reward persons important to the Company's success. Accordingly, the Board has approved the adoption of the Plan and recommends that the stockholders vote "FOR" the proposal to adopt the Plan. Proxies solicited by the Board will be so voted unless stockholders specify otherwise.

     To approve the Plan, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to notice of and to vote at the Meeting is required. See, "Voting Procedures" for a discussion of the method by which votes, including abstentions and broker non-votes, will be tabulated.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                             PROPOSAL NUMBER THREE

          APPROVAL OF AMENDMENT TO ARTICLES OF ORGANIZATION AND BYLAWS
               INCREASING NUMBER OF DIRECTORS FROM FIVE TO SEVEN

     On March 19, 1997, the Board approved, subject to action by the stockholders at the Meeting, an amendment to the Company's Articles of Organization and By-Laws increasing the number of directors from five to seven (the "Amendment").

     The Company's Articles of Organization presently fix the number of directors at five and provide for the election of directors to staggered, three-year terms. If the proposed Amendment is adopted by the stockholders, two additional Board members will be appointed by the existing Board to fill the resulting vacancies and assigned initial terms of office ending with the annual meetings of stockholders for the years 1998 and 2000, respectively (and until their successors are elected and qualified). Thereafter, directors holding these seats would be elected to staggered, three-year terms. The Board has not identified and does not intend to select any candidates until this Amendment is approved.

     The Board believes that the proposed Amendment would benefit the Company by enabling the Board to draw upon the skill and experience of additional qualified individuals.

     If approved by the stockholders, increase of the number of directors from five to seven would be effected by the filing of an amendment to the Company's Articles of Organization with the Secretary of State of the Commonwealth of Massachusetts, which would take effect upon filing. If the proposed Amendment is approved by the stockholders, the Board will adopt conforming changes to the Company's By-Laws.

     Approval of the Amendment requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock entitled to notice of and to vote at the Meeting. See "Voting Procedures" for a discussion of the method by which votes, including abstentions and broker non-votes, will be tabulated.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock on February 28, 1997, (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each of the Named Executive Officers listed below in the Summary Compensation Table and (iv) by all directors and executive officers as a group.

                                                                     SHARES         PERCENT
                                                                    BENEFICIALLY  BENEFICIALLY
                           BENEFICIAL OWNER                         OWNED(1)        OWNED(2)
    --------------------------------------------------------------  ---------     ------------
    Jeffrey A. Bernfeld...........................................     11,600(3)         *
    Richard F. Miller.............................................      2,000(4)         *
    John A. Norris................................................     16,208(5)         *
    Richard M. Traskos............................................     15,729(6)         *
    D. Verne Sharma...............................................     50,000(7)         *
    Rajiv P. Bhatt................................................     66,264(8)         *
    Ronald Herskowitz.............................................     14,031(9)         *
    Peter E. Litman...............................................    102,130(10)        *
    Menderes Akdag................................................        885(11)        *
    All Executive Officers and Directors as a Group (14
      persons)(3)(4)(5)(6)(7)(8)(9)(11)...........................                    1.14%
    Ray H. Krauss.................................................     32,125(12)        *
    David F. Muller...............................................  1,522,396(13)     4.68%

---------------
  *   Less than 1% of the outstanding Common Stock

 (1) Except as otherwise noted, the Company believes that the persons named in the table have sole voting and investment power with respect to the shares of Common Stock set forth opposite such persons' name. Amounts shown include the shares issuable pursuant to stock options which may be exercised within 60 days of February 28, 1997.

 (2) Determined on the basis of 31,027,282 shares outstanding, except that shares underlying options exercisable within 60 days of February 28, 1997 are deemed outstanding for calculating the percentage owned by holders thereof.

 (3) Does not include options to purchase 25,000 shares of Common Stock at $5.38 per share, and options to purchase 3,000 shares of Common Stock at $5.50 per share, which are not exercisable within 60 days of February 28, 1997, and includes options to purchase 10,500 shares, which are presently exercisable.

 (4) Does not include options to purchase 25,000 shares of Common Stock at $5.38 per share, and options to purchase 3,000 shares of Common Stock at $5.50 per share, which are not exercisable within 60 days of February 28, 1997 and includes options to purchase 2,000 shares, which are presently exercisable.

 (5) Does not include options to purchase 25,000 shares of Common Stock at $5.38 per share, and options to purchase 3,000 shares of Common Stock at $5.50 per share, which are not exercisable within 60 days of February 28, 1997 and includes options to purchase 10,500 shares which are currently exercisable.

 (6) Does not include options to purchase 25,000 shares of Common Stock at $5.38 per share, and options to purchase 3,000 shares of Common Stock at $5.50 per share, which are not exercisable within 60 days of February 28, 1997 and includes options to purchase 10,500 shares which are currently exercisable. Includes 1,050 shares owned by Mr. Traskos' wife as to which Mr. Traskos disclaims beneficial ownership.

 (7) Does not include options to purchase 50,000 shares of Common Stock at $5.38 per share and includes options to purchase 50,000 shares which are presently exercisable.

 (8) Does not include options to purchase 50,000 shares of Common Stock at $5.38 per share and options to purchase 36,000 shares of Common Stock at $18.00, which are not exercisable within 60 days of February 28, 1997, and includes options to purchase 66,050 shares, which are presently exercisable and 214 shares held in the Company's 401(k) plan.

 (9) Does not include options to purchase 10,000 shares of Common Stock at $5.38 per share and options to purchase 7,500 shares of Common Stock at $14.50 per share, which are not exercisable within 60 days of February 28, 1997, and includes options to purchase 13,750 shares, which are presently exercisable, and 281 shares held in the Company's 401(k) plan.

(10) Does not include options to purchase 50,000 shares of Common Stock at $5.38 per share, options to purchase 12,000 shares of Common Stock at $14.50 and options to purchase 4,500 shares at $18.83 per share, which are not exercisable within 60 days of February 28, 1997, and includes 101,373 shares which are presently exercisable, and includes 757 shares held in the Company's 401(k) plan.

(11) Does not include options to purchase 5,000 shares of Common Stock at $5.38 per share, which are not exercisable within 60 days of February 28, 1997. Mr. Akdag, who is President of the Company's wholly-owned subsidiary, Lens Express, Inc., is not an officer of Summit Technology, Inc.

(12) Includes options to purchase 31,692 shares, which are presently exercisable, and 433 shares held in the Company's 401(k) plan. Mr. Krauss' employment with the Company terminated effective December 31, 1996.

(13) Includes options to purchase 225,000 shares of Common Stock which are presently exercisable and 910 shares held in the Company's 401(k) plan. Dr. Muller was terminated from all positions with the Company on September 5, 1996.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers and directors of the Company.

           NAME                AGE                        POSITION
---------------------------    ---     ----------------------------------------------
Robert J. Palmisano........    52      Director and Chief Executive Officer
D. Verne Sharma............    47      President
Rajiv P. Bhatt.............    39      Executive Vice President, Treasurer and Chief
                                         Financial Officer
Ronald Herskowitz..........    42      Executive Vice President, Professional
                                       Business Development
Peter E. Litman............    45      Executive Vice President and General Counsel
David B. Applegate.........    38      Vice President, Marketing
John B. Frantzis...........    41      Vice President, Sales
Peter J. Klopotek..........    43      Vice President, Science and Technology
Alex C. Sacharoff..........    40      Vice President, Research & Development
Menderes Akdag.............    36      President, Lens Express, Inc.
Jeffrey A. Bernfeld(2).....    39      Director
Richard F. Miller(1).......    45      Director
John A. Norris.............    50      Director
Richard M. Traskos(1,2)....    49      Director

---------------
(1) Audit Committee

(2) Compensation Committee

     Mr. Palmisano joined the Company in April 1997 as Chief Executive Officer and a member of the Board of Directors. From 1984 to January 1996, Mr. Palmisano was employed at Bausch and Lomb, Inc., where he served from 1988 to 1996 as Senior Vice President and as President of its Eyewear Division. From January, 1996 to April, 1997, Mr. Palmisano was a private consultant. Mr. Palmisano holds a B.A. degree from Providence College.

     Mr. Sharma joined the Company in April 1996 as President and served as Interim Chief Executive Officer from September, 1996 to April, 1997. Mr. Sharma previously served as Vice President of Marketing at United States Surgical Corporation, and prior to that was general manager of business units at General Electric Medical Systems and Rohm and Hass Company. Mr. Sharma holds an MBA from the Wharton School and an undergraduate degree in Chemical Engineering from the University of the West Indies, Trinidad and Tobago.

     Mr. Bhatt joined the Company in September 1994. Prior to Summit, Mr. Bhatt was the Chief Financial Officer and a member of the Board of Directors of Carlisle Plastics, Inc., a diversified manufacturer of consumer plastic products. In this capacity, Mr. Bhatt was responsible for all financial and administrative functions. Mr. Bhatt holds an M.B.A. in corporate finance from the University of Michigan and a bachelor of commerce degree from the University of Bombay. Mr. Bhatt is a certified public accountant.

     Dr. Herskowitz joined the Company in September 1993 from Polymer Technology Corp., a wholly owned subsidiary of Bausch & Lomb. Polymer is a world leader in the development and sale of specialty contact lens materials and solutions. He was employed by Polymer from March 1986 until joining the Company, most recently as vice president, research and development and prior to that as vice president, technical affairs. Dr. Herskowitz holds a Doctor of Optometry degree from the Illinois College of Optometry and a B.A. in Chemistry from Knox College.

     Mr. Litman joined the Company in September 1990. Prior to joining the Company, Mr. Litman was a partner for six years with the law firm of Goldstein & Manello, P.C. Mr. Litman served as outside legal counsel to the Company from August 1986 through August 1990. Mr. Litman received a J.D. from Columbia University School of Law and a B.A. from the University of Pennsylvania.

     Mr. Applegate joined the Company in April 1995 as Vice President of Marketing for its Summit Vision Centers subsidiary. In September 1996, he became Vice President of Marketing for the worldwide equipment business. Prior to joining the Company, Mr. Applegate was Marketing Director, New Products, for Vistakon, a Johnson and Johnson company. Vistakon is the worldwide market share leader in disposable contact lenses. Mr. Applegate holds an MBA in marketing from the University of California, Berkeley and a Bachelor's degree in Psychology from California State University, Fresno.

     Mr. Frantzis joined the Company in August 1990 as North American Sales Manager. Mr. Frantzis was promoted to the position of Worldwide Sales Manager in 1991, to Director of Sales in 1994 and to his current position as Vice President of Sales in January 1995. Prior to joining the Company, Mr. Frantzis was a regional manager for ADC Telecommunications, a manufacturer of central office switching and test equipment. Mr. Frantzis holds a Bachelor's degree in Business Administration from Washington & Jefferson College.

     Dr. Klopotek joined the Company in January 1987 as Manager of Laser Development. Dr. Klopotek was promoted to the position of Chief Scientist in 1990 and to Vice President, Science and Technology in October 1991. Prior to joining the Company, Dr. Klopotek was project manager at Lambda Physik GmbH in Gottingen, Germany from 1984 to 1986. Dr. Klopotek holds a Ph.D. in physics from the Max Planck Institute and an M.S. in electrical engineering.

     Dr. Sacharoff joined the Company in April 1986 as Senior Staff Scientist, and has held a variety of positions in the Company's Research and Development Group. He was promoted to Vice President of Research and Development in July 1996. Prior to joining Summit, Dr. Sacharoff was a Senior Staff Scientist at Raytheon Corporation. Dr. Sacharoff holds a Ph.D. in Applied Physics from Harvard University and a Bachelor of Science degree in Physics from Stevens Institute of Technology.

     Mr. Akdag joined Lens Express in May 1991 as Chief Financial Officer. Mr. Akdag was promoted to the position of Chief Executive Officer in 1992. He has been in his current position as President of Lens Express since May 1995. Prior to joining the Company, Mr. Akdag was the Finance Manager for Beksa Steel Cord Manufacturing and Trading, Inc. Mr. Akdag holds a Bachelor of Science degree in Business Administration with a major in finance from the University of Florida. Mr. Akdag is not an officer of Summit Technology, Inc.

     Mr. Bernfeld was elected to the Board in October, 1988 and was re-elected in 1995 for a three year term expiring in 1998. Mr. Bernfeld is vice president and general counsel of American Science and Engineering, a manufacturer of x-ray based detection equipment. Mr. Bernfeld was vice president and general counsel of Spire Corporation, a publicly held company specializing in biomaterials, optoelectronics and energy technologies from June 1992 to February 1996. From 1991 through June, 1992, Mr. Bernfeld was a principal of the consulting firm Global Solutions, Inc. and from 1988 to 1990 Mr. Bernfeld was vice president and general counsel of the Mediplex Group, Inc. Prior to joining Mediplex, Mr. Bernfeld was a partner with the law firm of Goldstein & Manello, P.C.

     Mr. Miller was elected to the Board in June 1988 and was re-elected in 1994 for a three year term expiring in 1997. Since August, 1994, Mr. Miller has served as an investment executive with First Albany Corporation, a financial services firm. From 1991 through August, 1994 Mr. Miller was a private investor, and prior to that was an investment banker employed by Tucker, Anthony & R.L. Day, Inc., from 1979 to 1991, where he last held the position of first vice president.

     Mr. Norris was elected to the Board in May 1990 and was re-elected in 1993. Since February, 1994, Mr. Norris has served as President of John A. Norris, Esquire, P.C. a health care law, public policy and management consulting firm founded in February, 1994. Mr. Norris was President and Chief Executive Officer of National Pharmaceutical Council, Inc., an educational resource for research-based pharmaceutical companies, from April 1995 to March 1996. From June 1988 through February 1994, he was executive vice president of Hill and Knowlton, Inc., a consulting and public relations firm, and served as the worldwide director of its Health Sciences Consulting Group. Prior to joining Hill and Knowlton in 1988, Mr. Norris served as deputy commissioner and chief operating officer of the FDA from 1985 to 1988, where his main responsibility was overseeing the operations of the FDA. Mr. Norris has taught healthcare policy at Harvard University since 1988. Mr. Norris currently serves as a director of Cytologies, Inc., Horus Inc. and National Applied Sciences, Inc.

     Mr. Traskos was elected to the Board in March, 1987 and was re-elected in 1995 for a three year term expiring in 1998. Since March 1993, Mr. Traskos has served as vice president of Arthur A. Watson & Company, Inc., a business insurance brokerage firm located in Wethersfield, Connecticut. Previously, Mr. Traskos served as a director and senior vice president of Allen, Russell & Allen, Inc., a business insurance brokerage and consulting firm. Mr. Traskos is a licensed insurance broker and certified insurance consultant.

     Director Liability. The Company's Articles of Organization provide that directors are not liable to the Company or its shareholders for monetary damages for breach of fiduciary duty except for: (a) any breach of the director's duty of loyalty to the Company or its shareholders, (b) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (c) under the Massachusetts Business Corporation Law, provisions imposing joint and several liability for improper distributions to shareholders or loans to officers or directors, (d) transactions from which a director derived an improper personal benefit, or (e) for any act or omission occurring prior to the effective date of such provision.

     Shareholder Derivative Action. On December 20, 1996, a shareholder of the Company filed in the United States District Court for the District of Massachusetts a derivative action, purportedly on behalf of the Company, against the Company as nominal defendant, its directors and certain of its present or former officers. The complaint alleges that the defendant directors and officers caused the Company to make public statements, in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and of Sections 11 and 12 of the Securities Act of 1933. It alleges that this conduct has rendered the Company liable to the plaintiffs in, and has exposed the Company to the expense and inconvenience of defending, other shareholder securities laws class action lawsuits and has harmed the Company's reputation. The complaint further alleges that the defendant directors and officers improperly traded in the Company's Common Stock based upon material non-public information. The complaint seeks recovery from the defendant directors and officers, in an unspecified amount, for the damages allegedly caused by their alleged misconduct.

     Indemnification of Directors and Officers. The Company's By-Laws require the Company to indemnify all officers, directors, employees and agents of the Company against all liabilities and expenses they may incur on account of all actions threatened or brought against them by reason of their services to the Company. No indemnification is provided for any person with respect to any matter as to which such person has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company.

     The Company maintains a director's and officer's liability insurance policy in the aggregate amount of $3,000,000 on behalf of its directors and officers. The insurance policy expires on October 31, 1997, unless renewed or earlier terminated.

                      OTHER TRANSACTIONS AND RELATIONSHIPS

     During the fiscal year ended December 31, 1996, the Company loaned David Applegate, the Company's Vice President of Marketing, $100,000. The note is payable on August 9, 1998 and carries an interest rate of 9%.

     See "Compensation Committee Interlocks and Insider Participation" for information regarding transactions between the Company and a firm with which Mr. Traskos is affiliated.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that (i) initial reports of beneficial ownership were filed late by each of Messrs. Akdag, Applegate, Sacharoff and Sharma and (ii) two reports covering two transactions were filed late by Mr. Traskos and a report covering one transaction was filed late by Mr. Applegate.

                           INFORMATION CONCERNING THE
                     BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held 15 meetings and acted by unanimous consent three times during 1996. Each director then serving attended more than 75% of such Board meetings and meetings of all committees of the Board on which he served.

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent public auditors and the Board. The Audit Committee met once during 1996 to review the financial results for 1995, to review the audit plan for 1996 to review the adequacy of financial statement disclosures, to discuss the Company's internal control policies and procedures and to consider and recommend the selection of the Company's independent auditors. The current Audit Committee members are Messrs. Miller and Traskos.

     The Company also has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company and administers the Company's 1987 Stock Option Plan and the 1991 Employee Stock Purchase Plan, including making recommendations regarding issuance of stock options and shares of Common Stock to employees. The Compensation Committee held two meetings and acted by unanimous consent four times during 1996. The current Compensation Committee members are Messrs. Bernfeld and Traskos. Members of the Compensation Committee may not be granted options under any of the Company's plans during the one year period prior to serving on the Committee and during their tenure on the Committee, except that members of the Committee who are otherwise eligible to participate in the 1992 Stock Option Plan For Outside Directors may receive grants of options under such Plan.

     The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

     The following table shows for the fiscal years ended December 31, 1996, 1995 and 1994 compensation paid or accrued by the Company to (i) the Company's Chief Executive Officer and all other persons who served as the Company's Chief Executive Officer during 1996, (ii) the four other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 1996 and (iii) an individual for whom disclosure in this table would have been required but for the fact that he was not serving as an executive officer as of December 31, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                           ANNUAL COMPENSATION             COMPENSATION
                                                   -----------------------------------     ------------
                                                                             OTHER          SECURITIES
               NAME AND                                                      ANNUAL         UNDERLYING
              PRINCIPAL                 FISCAL     SALARY      BONUS      COMPENSATION       OPTIONS/
               POSITION                  YEAR        ($)        ($)           ($)            SAR'S(#)
--------------------------------------  ------     -------     ------     ------------     ------------
D. Verne Sharma.......................   1996      174,308         --        38,436(2)        100,000(3)
  President                                                                                    10,000(3)
                                         1995           --         --            --                --
                                         1994           --         --            --                --
Rajiv P. Bhatt........................   1996      188,633         --            --           100,000(4)
  Executive Vice President                                                                     15,000(4)
  and Chief Financial Officer            1995      165,788     21,363(1)         --                --
                                         1994           --         --            --            61,500(4)
                                                                                               25,000(4)
Ronald Herskowitz.....................   1996      150,627         --            --            20,000(5)
  Executive Vice President,                                                                    20,000(5)
  Professional Business                  1995      134,415     17,519(1)         --                --
  Development                            1994      130,290         --            --            30,000(5)
Ray H. Krauss.........................   1996      162,684         --            --                --
  Former Executive Vice                  1995      158,568     12,290(1)         --                --
  President and Chief                    1994      154,121      3,500            --             3,000(6)
  Operating Officer
Peter E. Litman.......................   1996      187,502         --            --           100,000(7)
  Executive Vice President                                                                     15,000(7)
  and General Counsel                    1995      157,737     19,814(1)         --                --
                                         1994      148,031      3,500                           7,500(7)
                                                                                                5,000(7)
David F. Muller.......................   1996      181,424         --            --                --
  Former President and Chief             1995      216,346     29,138(1)         --                --
  Executive Officer                      1994      200,172         --            --           450,000(8)
Menderes Akdag........................   1996      156,940         --            --             5,000(9)
  President, Lens Express, Inc.          1995       88,804     80,000            --                --
                                         1994      163,236     25,000            --                --

---------------
 (1) Bonus received in the form of stock options to purchase shares of Company Stock and is deemed annual compensation and is, therefore, not included as long-term compensation. The amounts are calculated based on the excess of the fair market value of the Company Stock over the option price at the date of grant.

 (2) Other annual compensation represents moving and relocation expenses reimbursed by the Company.

 (3) During the year ended December 31, 1996, Mr. Sharma received options to purchase 100,000 shares of Company Stock and 10,000 shares of common stock of Refractive Centers International, Inc. ("RCII"), a wholly-owned subsidiary of the Company.

 (4) During the year ended December 31, 1996, Mr. Bhatt received options to purchase 100,000 shares and 15,000 shares of Company Stock and common stock of RCII, respectively. During the year ended December 31, 1994, Mr. Bhatt received options to purchase 61,500 shares and 25,000 shares of Company Stock and common stock of RCII, respectively.

 (5) During the year ended December 31, 1996, Dr. Herskowitz received options to purchase 20,000 shares of Company Stock and 20,000 shares of common stock of RCII. During the year ended December 31, 1994, Dr. Herskowitz received options to purchase 30,000 shares of common stock of RCII.

 (6) During the year ended December 31, 1994, Mr. Krauss received options to purchase 3,000 shares of common stock of RCII.

 (7) During the year ended December 31, 1996, Mr. Litman received options to purchase 100,000 shares and 15,000 shares of Company Stock and common stock of RCII, respectively. During the year ended December 31, 1994, Mr. Litman received options to purchase 7,500 shares and 5,000 shares of Company Stock and common stock of RCII, respectively.

 (8) During the year ended December 31, 1994, Dr. Muller received options to purchase 450,000 shares of common stock of RCII, all of which have been cancelled. Dr. Muller was terminated from all positions with the Company on September 5, 1996.

 (9) During the year ended December 31, 1996, Mr. Akdag, who is President of the Company's Lens Express subsidiary, received options to purchase 5,000 shares of Company Stock. Mr. Akdag is not an officer of Summit Technology, Inc.

     The following tables show, as to the Named Executive Officers, information as to options granted and exercised during the fiscal year ended December 31, 1996 and fiscal year end options and option values:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL
                                                                                   REALIZABLE
                                                                                VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF
                        NUMBER OF      % OF TOTAL                                  STOCK PRICE       MARKET
                       SECURITIES     OPTIONS/SAR'S                             APPRECIATION FOR    PRICE ON
                       UNDERLYING      GRANTED TO     EXERCISE OR                  OPTION TERM       DATE OF
                      OPTIONS/SAR'S   EMPLOYEES IN    BASE PRICE    EXPIRATION  -----------------     GRANT
        NAME          GRANTED(#)(1)    FISCAL YEAR     ($/SHARE)      DATE       5%($)    10%($)    ($/SHARE)
--------------------  -------------   -------------   -----------   ---------   -------   -------   ---------
Akdag (2)...........       5,000            .8            5.38      11/4/2006    16,902    42,832      5.38
Bhatt (3)...........     100,000          15.97           5.38      11/4/2006   338,031   856,637      5.38
Herskowitz (3)......      20,000           3.19           5.38      11/4/2006    67,606   171,327      5.38
Litman (3)..........     100,000          15.97           5.38      11/4/2006   338,031   856,637      5.38
Sharma (3)..........     100,000          15.97           5.38      11/4/2006   338,031   856,637      5.38

---------------
(1) Generally, an employee may exercise an option only while employed by the Company or within three months of termination of employment.

(2) 2,500 options vest on June 30, 1997 and June 30, 1998.

(3) Fifty percent of options granted vested on grant date of November 4, 1996; twenty-five percent vests on November 4, 1997; and the remaining twenty-five percent vests on November 4, 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING           VALUE OF UNEXERCISED
                                                                   UNEXERCISED               IN-THE-MONEY
                                                                 OPTIONS/SAR'S AT          OPTIONS/SAR'S AT
                                    SHARES                          FY-END(#)                 FY-END($)
                                  ACQUIRED ON      VALUE       --------------------      --------------------
                                   EXERCISE       REALIZED         EXERCISABLE/              EXERCISABLE/
              NAME                    (#)           ($)           UNEXERCISABLE             UNEXERCISABLE
--------------------------------  -----------     --------     --------------------      --------------------
Akdag...........................         --             --              --/5,000(2)                --/625
Bhatt...........................         --             --         66,050/86,000(2)           6,250/6,250
                                                                   10,000/30,000(3)                 --/--
Herskowitz......................         --             --         13,750/17,500(2)           1,250/1,250
                                         --             --         21,000/44,000(3)                 --/--
Krauss..........................         --             --             31,692/--(2)                 --/--
Litman..........................      5,000        146,150        101,373/66,500(2)          29,649/6,250
                                                                    8,000/22,000(3)
Muller..........................    150,000        412,500            225,000/--(2)          1,012,500/--
Sharma..........................         --             --         50,000/50,000(2)           6,250/6,250
                                         --             --             --/10,000(3)                 --/--

---------------
(1) Represents the excess of the fair market value of the Company Stock over the option price at the date of exercise.

(2) Options to purchase shares of Common Stock of the Company.

(3) Options to purchase shares of Common Stock of RCII. The Company believes that the exercise price of these options is at or above fair market value; therefore, the options are not in-the-money.

     Compensation Of Directors. The Company currently pays $10,000 per year to its outside directors for their services as directors and $1,000 per year per committee to each outside director for serving on Board committees. The Company also pays each outside director $2000 for each Board meeting attended, and $500 for each committee meeting attended.

     In addition, the Company's outside directors (the "Participants") are eligible to participate in the 1992 Stock Option Plan For Outside Directors Plan, which constitutes a "formula plan" for purposes of Section 16b-3 promulgated under the Securities Exchange Act of 1934. Pursuant to this Plan, each Participant has been granted as of February 28, 1997, options to purchase 13,500 shares of Common Stock (at prices ranging from $10.50 to $25.31 per share). Provided that a Participant remains a director of the Company, he will be granted an additional option to acquire 3,000 shares of Common Stock on January 1, 2000 at 100% of market value.

     The Company's outside directors were each also granted options to purchase 25,000 shares of Company Stock on November 4, 1996 at an option price of $5.38 per share. Of these, 8,333 options vest on November 4, 1997, 8,333 options vest on November 4, 1998 and the balance vest on November 4, 1999.

     Employment Agreements. Robert J. Palmisano was elected as the Company's Chief Executive Officer and a Director on April 15, 1997. Mr. Palmisano's employment arrangement with the Company provides that he will receive a base salary of $300,000 per year and will be eligible for discretionary bonuses, based on criteria established from time to time. In addition, Mr. Palmisano will be granted options to purchase 300,000 shares of the Company's Common Stock pursuant to the Company's 1997 Stock Option Plan, subject to approval of the Plan by the shareholders. Such options will be granted at the market value of the Common

Stock on the date of grant, and will vest in accordance with a schedule to be determined by the Compensation Committee. In the event Mr. Palmisano's employment is terminated without cause, Mr. Palmisano will be entitled to severance payments equal to one year's base compensation. In the event Mr. Palmisano's employment terminates within twelve months of a change in control of the Company, Mr. Palmisano's severance payments will be equal to two years' base compensation. All of the Company's executive officers, including Mr. Palmisano, are employees-at-will.

     Termination Agreement. On March 5, 1997, the Company entered into a Settlement Agreement with David F. Muller, its former President and Chief Executive Officer. The Company agreed to pay Dr. Muller $450,000 in equal monthly installments over two years, to reimburse Dr. Muller for certain expenses, and to forgive approximately $325,000 of indebtedness in 1999. In addition, the parties agreed to release each other from certain claims.

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors consists of Mr. Traskos and Mr. Bernfeld. Arthur A. Watson & Company, Inc., a firm with which Mr. Traskos is affiliated, currently serves as one of the Company's insurance brokers. The aggregate premiums paid for insurance placed by Arthur A. Watson on behalf of the Company in 1996 amounted to approximately $785,000, which is less than five percent of 1996 consolidated gross revenues of the Company and Arthur A. Watson, respectively. The Company believes that all transactions with Arthur A. Watson & Company, Inc. are on terms no less favorable than those available from other companies.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE

     The primary goals of the 1996 executive compensation program established and administered by the Compensation Committee were to attract, retain and recognize the achievements of superior executives, and to compensate these executives in a manner that both recognized their individual performance and aligned their interests with the interests of the Company's stockholders, as measured principally by stock performance. At the current stage of the Company's development, the Compensation Committee also strives to administer the compensation program to conserve cash resources of the Company to the extent possible.

     General Policies. For 1996, the executive compensation program consisted of three principal components: base salary, bonus and stock options. The level and mix of each of these components was determined on a case by case basis without reference to specific criteria or formulas.

     Base Salary. In setting the base salary of each executive, including the Chief Executive Officer, the Compensation Committee takes into account the following factors: (i) the executive's individual performance and contribution to the management team; (ii) the performance of the Company over the evaluation period by reference to the Company's stock value and its progress towards its goals of obtaining regulatory approvals for sale of its products in the United States and achieving market acceptance of procedures performed with its products; and (iii) base salaries of executives in comparable positions in comparable companies. The Committee considers salaries of executives in other companies for the purpose of determining what it believes to be the minimum base salary necessary to recruit a superior executive, and then to retain such executive. The Committee intends to target base salary levels of the Company's executive officers to the low end of the range of such comparable companies in keeping with the objective of conserving cash resources to the extent possible. In setting base salary, the Committee takes into account all components of an executive officer's compensation package, believing that the Company's overall compensation packages places the Company's executive officers in the middle of the range of comparable companies. The companies considered comparable by the Compensation Committee are not necessarily those represented in the peer group used by the Company in preparing its Performance Graph, but rather are companies of a comparable size, stage of development and industry located in the New England area, as well as its primary competitor in the United States. In determining base salary, the Committee reviews the foregoing factors as they relate to each executive individually and applies each factor subjectively, without reference to specific criteria. The Committee does not weigh any one factor more or less heavily than any other and considers the input of the Chief Executive Officer and several senior executives in reaching its determinations.

     Cash and Non-Cash Bonuses. Cash and non-cash bonuses are awarded to individual executives principally as a mechanism to recognize and reward the executive's role in achieving short-term performance objectives of the Company. The Committee has not established specific, quantitative measures for awarding cash and non-cash bonuses, but rather awards such bonuses in such amounts as individual achievements warrant, based on subjective criteria and the recommendations of the Chief Executive Officer.

     Stock Options. The Compensation Committee views grants of stock options as a major component of an executive's compensation, believing that the grant of options aligns the interests of the executives with the interests of the stockholders by providing a direct correlation between an increase in the value of the Company's stock and executive compensation and that this method of compensation allows the Company to conserve cash resources. The Compensation Committee's present intention is to make substantial stock option grants to executives every three years, although options may be granted in each year to achieve an overall compensation package deemed appropriate by the Committee.

     In determining the size of a stock option award for an individual executive officer, the Committee considers the same factors used for determining base salary and applies each factor subjectively, without reference to specific criteria. The Committee does not weigh any one factor more or less heavily than any other and considers the input of the Chief Executive Officer, several senior executives and the Company's Human Resources staff in reaching its determinations. The size of previous option grants are not an important factor in determining current awards. Options are typically exercisable at the market price on the date of the grant, except in the case of recruitment packages, which sometimes include options at below market price. The Company has not yet adopted a policy with respect to the million dollar cap on deduction of executive compensation.

     The Compensation Committee is composed of the two individuals whose names appear below, both of whom are independent directors of the Company. The Compensation Committee has the power and authority to administer all components of the Company's compensation program for executive officers of the Company.

                                          Compensation Committee

                                            Jeffrey A. Bernfeld
                                           Richard M. Traskos

May 1, 1997

                               PERFORMANCE GRAPH

     The following Performance Graph assumes an investment of $100 on December 31, 1991 and compares annual percentage changes thereafter in the market price of the Company's Common Stock with a market index of U.S. NASDAQ traded securities (NASDAQ Market Index -- U.S.) and an industry index (Dow Jones Medical and Biological Technology Index). The Company paid no dividends during the periods shown; the performance of the indices is shown on an actual return (dividend reinvestment) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

                                                                             DOW JONES MEDICAL
        MEASUREMENT PERIOD                SUMMIT           NASDAQ STOCK        & BIOLOGICAL
      (FISCAL YEAR COVERED)          TECHNOLOGY, INC.      MARKET - U.S.     TECHNOLOGY INDEX
1991                                            100.00              100.00              100.00
1992                                            110.70              116.37               86.41
1993                                             78.14              132.77               75.32
1994                                            105.12              129.81               85.95
1995                                            188.37              188.00              147.21
1996                                             30.70              230.18              156.29

                             SELECTION OF AUDITORS

     The Company has selected KPMG Peat Marwick LLP ("Peat Marwick"), independent certified public accountants, to act as its auditors and to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1997. Peat Marwick performed the audit of the Company's financial statements for 1996.

     Representatives of Peat Marwick have been invited to the Annual Meeting and are expected to be present at the Meeting. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

                               VOTING PROCEDURES

     The holders of a majority of the shares of outstanding Common Stock entitled to notice of and to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether or not a quorum is present at the Meeting. Shares of Common Stock which are not voted, including "broker non-votes" (i.e., shares held by a broker or nominee for a beneficial holder as to which the broker or nominee does not have discretionary voting power and does not receive voting instructions from the beneficial owner) will not be counted for purposes of determining whether or not a quorum is present.

     The affirmative vote of a majority of the shares of outstanding Common Stock entitled to notice of and to vote at the Meeting is required for the election of the nominee for Director (Proposal 1) and for approval of the Company's 1997 Stock Option Plan (Proposal 2). The affirmative vote of holders of two-thirds of the outstanding Common Stock entitled to notice of and to vote at the Meeting is required for approval of an amendment to the Company's Articles of Organization and By-Laws increasing the number of directors from five to seven (Proposal 3). Abstentions and broker non-votes will not be counted as affirmative votes for purposes of obtaining the required approvals with respect to these Proposals and will have the effect of a vote against such Proposals.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that may come before the Meeting. If any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters. Such discretionary authority is conferred by the proxy.

     All costs of this solicitation, which is being made principally by mail, will be borne by the Company. Solicitation of proxies may be supplemented by telephone or personal contacts by the Company's directors, officers and employees without additional compensation. Brokers will be requested to forward proxy soliciting material to the beneficial owners of the stock held in such brokers' names, and the Company will reimburse them for their expenses incurred in complying with the Company's request.

                             STOCKHOLDER PROPOSALS

     In order to be considered for presentation at the 1998 Annual Meeting of Stockholders, and to be included in the proxy statement and form of proxy for that meeting, stockholder proposals must be received by the Company at its corporate offices in Waltham, Massachusetts, no later than December 14, 1997.

                                          By Order of the Board of Directors

                                          PETER E. LITMAN, Clerk

May 1, 1997

                                                                       EXHIBIT A

                            SUMMIT TECHNOLOGY, INC.
                             1997 STOCK OPTION PLAN

1.  PURPOSE

     The purpose of this 1997 Stock Option Plan (the "Plan") is to advance the interests of Summit Technology, Inc. (the "Company") by enhancing the ability of the Company and its subsidiaries to attract and retain directors, employees, consultants or advisers who are in a position to make significant contributions to the success of the Company, to reward them for their contributions and to encourage them to take into account the long-term interests of the Company.

     The Plan provides for the award of options to purchase shares of the Company's common stock ("Stock") and for the award of stock appreciation rights ("SARs") based on Stock. Options granted pursuant to the Plan may be incentive stock options as defined in section 422 of the Internal Revenue Code of 1986 (as from time to time amended, the "Code") (any option that is intended to qualify as an incentive stock option being referred to herein as an "incentive option"), or options that are not incentive options, or both. Options granted pursuant to the Plan shall be presumed to be non-incentive options unless expressly designated as incentive options.

2.  ELIGIBILITY FOR AWARDS

     Persons eligible to receive awards under the Plan shall be all directors, including directors who are not employees, of the Company and all executive officers of the Company and its subsidiaries and other employees, consultants and advisers who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. Incentive options shall be granted only to "employees" as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock. Persons selected for awards under the Plan are referred to herein as "participants."

3.  ADMINISTRATION

     The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant awards consisting of options or SARs, or both, to such participants as the Board may select; (b) to determine the time or times when awards shall be granted and the number of shares of Stock subject to each award; (c) to determine which options are, and which options are not, incentive options; (d) to determine the terms and conditions of each award; (e) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Board shall be conclusive and shall bind all parties. Subject to Section 8 the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by the participant under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Board shall specify) except that the Board may not take any action with respect to an outstanding award that would adversely affect the rights of the participant under such award without such participant's consent.

Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 5(c) and Section 6(j).

     The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references in this Plan (as appropriate) to the Board shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

4.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall become effective on the date on which it is approved by the shareholders of the Company. Grants of awards under the Plan may be made prior to that date (but contemporaneous with or after Board adoption of the Plan), subject to approval of the Plan by such shareholders.

     No awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but awards previously granted may extend beyond that date.

5.  SHARES SUBJECT TO THE PLAN

     (a) Number of Shares. Subject to adjustment as provided in Section 5(c), the aggregate number of shares of Stock that may be delivered upon the exercise of awards granted under the Plan shall be 1,500,000. If any award granted under the Plan terminates without having been exercised in full, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such award was not exercised shall be available for future grants within the limits set forth in this Section 5(a).

     The maximum number of shares for which options may be granted to any individual over the life of the Plan shall be 750,000. The maximum number of shares subject to SARs granted to any individual over the life of the Plan shall likewise be 750,000. The per-individual limitations described in this paragraph shall be construed and applied consistent with the rules and regulations under
Section 162(m) of the Code.

     (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

     (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of Stock subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares of Stock that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

     The Board may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(j)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an incentive option without the consent of the participant, if it would constitute a modification, extension or renewal of the option within the meaning of section 424(h) of the Code.

6.  TERMS AND CONDITIONS OF OPTIONS AND SARS

     (a) Exercise Price of Options and SARs. The exercise price of each option or SAR shall be determined by the Board but in the case of an incentive option shall not be less than 100% (110% in the case of an incentive option granted to a ten-percent shareholder) of the fair market value of the Stock at the time the option is granted; nor shall the exercise price be less, in the case of an original issue of authorized stock, than par value. For this purpose, "fair market value" in the case of incentive options shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to incentive options; and "ten-percent shareholder" shall mean any participant who at the time of grant owns directly, or by reason of the attribution rules set forth in Section 424(d) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

     (b) Duration of Options and SARs. Options and SARs shall be exercisable during such period or periods as the Board may specify. The latest date on which an option or SAR may be exercised (the "Final Exercise Date") shall be the date that is ten years (five years, in the case of an incentive option granted to a "ten-percent shareholder" as defined in (a) above) from the date the option or SAR was granted or such earlier date as the Board may specify at the time the option or SAR is granted.

     (c) Exercise of Options and SARs.

     1. Options and SARs shall become exercisable at such time or times and upon such conditions as the Board shall specify. In the case of an option or an SAR not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option or SAR may be exercised.

     2. Options and SARs may be exercised only in writing. Written notice of exercise must be signed by the proper person and furnished to the Company, together with (i) such documents as the Board may require and
        (ii) in the case of options, payment in full as specified below in
        Section 6(d) for the number of shares for which the option is exercised.

     3. The delivery of Stock upon the exercise of an option or an SAR shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) if the outstanding Stock is at the time listed on any stock exchange, the listing requirements of such exchange, and (iii) Company counsel's approval of all other legal matters in connection with the issuance and delivery of such Stock. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option or SAR, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     4. In the case of an option that is not an incentive option or an SAR, the Board shall have the right to require that the participant exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. If permitted by the Board, either at the time of the grant of the option or SAR or the time of exercise, the participant may elect, at such time and in such manner as the Board may prescribe, to satisfy such withholding obligation by (i) delivering to the Company Stock (which in the case of Stock acquired from the Company shall have been owned by the participant for at least six months prior to the delivery date) having a fair market value equal to such withholding obligation, or (ii) requesting that the Company withhold from the shares of Stock to be delivered upon the exercise a number of shares of Stock having a fair market value equal to such withholding obligation.

       In the case of an incentive option, if at the time the option is exercised the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the participant exercising the option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise, and (ii) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

     5. If an option or an SAR is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option or SAR.

     (d) Payment for and Delivery of Stock. Stock purchased upon exercise of an option under the Plan shall be paid for as follows:

     1. in cash or by personal check, certified check, bank draft or money order payable to the order of the Company; or

     2. if so permitted by the Board (which, in the case of an incentive option, shall specify the method of payment at the time of grant), (a) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months prior to delivery) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (b) by delivery of a promissory note of the participant to the Company, such note to be payable on such terms as are specified by the Board or (c) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or
        (d) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than by a personal check or promissory note of the person exercising the option.

     (e) Stock Appreciation Rights. The Board in its discretion may grant SARs either in tandem with or independent of options awarded under the Plan. Except as hereinafter provided, each SAR shall entitle the participant to receive upon exercise, with respect to each share of Stock to which the SAR relates, the excess of (i) the share's value on the date of exercise over (ii) the share's fair market value on the date the SAR was granted. For purposes of clause (i), "value" shall mean fair market value; provided, that the Board may adjust such value to take into account dividends on the Stock and may also grant SARs that provide, in such limited circumstances following a change in control of the Company (as determined by the Board) as the Board may specify, that "value" for purposes of clause (i) is to be determined by reference to an average value for the Stock during a period immediately preceding the change in control, all as determined by the Board. The amount payable to a participant upon exercise of an SAR shall be paid either in cash or in shares of Stock, as the Board determines. Each SAR shall be exercisable during such period or periods and on such terms as the Board may specify. In no event, however, shall an SAR be exercisable after the date that is ten years from the date of grant.

     (f) Rights as Shareholder. A participant shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by the participant under the Plan.

     (g) Nontransferability of Awards. Except as the Board may otherwise determine, no award may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime an award may be exercised only by the participant.

     (h) Death. If a participant dies, each option and SAR held by the participant immediately prior to death may be exercised, to the extent it was exercisable immediately prior to death, by the participant's executor or administrator or by the person or persons to whom the option or SAR is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period (or such longer or shorter period as the Board may determine) beginning with the date of the participant's death but in no event beyond the Final Exercise Date. All options and SARs held by a participant immediately prior to death that are not then exercisable shall terminate on the date of death.

     (i) Termination of Service Other Than By Death. If an employee's employment with the Company and its subsidiaries terminates for any reason other than by death, all options and SARs held by the employee that are not then exercisable shall terminate. Options and SARs that are exercisable on the date employment terminates shall continue to be exercisable for a period of three months (or such longer period as the Board may determine, but in no event beyond the Final Exercise Date) unless the employee was discharged for cause that in the opinion of the Board casts such discredit on the employee as to justify termination of the employee's options and SARs. After completion of the post-termination exercise period, such options and SARs shall terminate to the extent not previously exercised, expired or terminated. For purposes of this
Section 6(i), employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option or SAR in a transaction to which
Section 424(a) of the Code applies.

     In the case of a participant who is not an employee, provisions relating to the exercisability of options and SARs following termination of service shall be specified in the award. If not so specified, all options and SARs held by such participant that are not then exercisable shall terminate upon termination of service. Options and SARs that are exercisable on the date the participant's service as a director, consultant or adviser terminates shall continue to be exercisable for a period of three months (or such longer period as the Board may determine, but in no event beyond the Final Exercise Date) unless the director, consultant or adviser was terminated for cause that in the opinion of the Board casts such discredit on him or her as to justify termination of his or her options and SARs. After completion of the post-termination exercise period, such options and SARs shall terminate to the extent not previously exercised, expired or terminated.

     (j) Mergers, etc. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding awards shall thereupon terminate, provided that all outstanding awards shall become exercisable immediately prior to consummation of such merger, consolidation or sale of assets unless, if there is a surviving or acquiring corporation, the Board has arranged, subject to consummation of the merger, consolidation or sale of assets, for the assumption of the awards or the grant to participants of replacement awards by that corporation or an affiliate of that corporation, which awards in the case of incentive options shall satisfy the requirements of Section 424(a) of the Code.

     The Board may grant awards under the Plan in substitution for awards held by directors, employees, consultants or advisers of another corporation who concurrently become directors, employees, consultants or advisers of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

7.  EMPLOYMENT RIGHTS

     Neither the adoption of the Plan nor the grant of awards shall confer upon any participant any right to continue as an employee or director of, or consultant or adviser to, the Company or any parent or subsidiary or affect in any way the right of the Company or parent or subsidiary to terminate them at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company to the participant by contract or otherwise.

8.  EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

     Neither adoption of the Plan nor the grant of awards to a participant shall affect the Company's right to make awards to such participant that are not subject to the Plan, to issue to such participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

     The Board may at any time discontinue granting awards under the Plan. With the consent of the participant, the Board may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Board specifies. The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of Section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to further grants of awards, but no such amendment shall adversely affect the rights of any participant (without the participant's consent) under any award previously granted.

                            SUMMIT TECHNOLOGY, INC.

              PROXY FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING
                         OF STOCKHOLDERS JUNE 25, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints Peter E. Litman proxy of the undersigned, with power of substitution, to act for and to vote all shares of Summit Technology, Inc. common stock owned by the undersigned upon the matters set forth in the Notice of said Meeting and the related Proxy Statement, at the Special Meeting in Lieu of the Annual Meeting of Stockholders to be held at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, at 9:00 a.m. on June 25, 1997, and any adjournments thereof. The proxies, and either one of them, are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting, or any adjournments thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                                                                SEE REVERSE
                                                                    SIDE

    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.  Election of Director:

      FOR               WITHHELD
    NOMINEE           FOR NOMINEE
      / /                / /

    NOMINEE:  Richard F. Miller

2.  Approval of 1997 Stock Option Plan

      FOR               AGAINST            ABSTAIN
      / /                 / /                / /

3. Approval of Amendment of Articles of Organization and By-Laws Increasing Number of Directors from Five to Seven

      FOR               AGAINST            ABSTAIN
      / /                 / /                / /

Your shares will be voted in accordance with your instructions. If you sign this proxy but do not indicate how to vote on a particular proposal, your shares will be voted FOR each of these proposals.

Check here for address change and write new
address on the reverse side of this proxy.    / /

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S) ________________________________________ Dated: ____________, 1997
(Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Fiduciaries and corporate officers should indicate their full titles.)